EXHIBIT 20



                                 AMENDMENT NO. 1

                                     TO THE

                           SECOND AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           NET2PHONE HOLDINGS, L.L.C.


         This Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement of Net2Phone Holdings, L.L.C. (the "Company") is made, entered into and effective as of October 31, 2001 (the "Agreement"), by and among AT&T Corp., a New York corporation ("AT&T"), ITelTech, LLC, a Delaware limited liability company ("AT&T Sub"), IDT Corporation, a Delaware corporation ("IDT Corporation"), IDT Domestic-Union, LLC, a Delaware limited liability company ("IDT Sub"), IDT Investments Inc., a Nevada corporation ("IDT Investments"), Liberty Media Corporation, a Delaware corporation ("LMC"), and LMC Animal Planet, Inc., a Colorado corporation ("Liberty Sub"). Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Second Amended and Restated Limited Liability Company Agreement (as defined below).

         WHEREAS, the Company was formed under the Act pursuant to the Certificate of Formation filed with the Secretary of State of the State of Delaware on October 17, 2001;

         WHEREAS, IDT Sub entered into a Limited Liability Company Agreement, dated as of October 19, 2001, in respect of the Company, which was amended and restated on October 19, 2001, by the Amended and Restated Limited Liability Company Agreement, dated as of October 19, 2001, entered into by IDT Sub, AT&T Sub and AT&T, and which was further amended and restated on October 19, 2001 by the Second Amended and Restated Limited Liability Company Agreement, dated as of October 19, 2001 (the "Second Amended and Restated Limited Liability Company Agreement"), entered into by AT&T, AT&T Sub, IDT Corporation, IDT Sub, IDT Investments, LMC and Liberty Sub; and

         WHEREAS, AT&T, AT&T Sub, IDT Corporation, IDT Sub, IDT Investments, LMC and Liberty Sub desire to amend Section 2.2 of the Second Amended and Restated Limited Liability Company Agreement by changing the name of the Company to "NTOP Holdings, L.L.C.", and file a Certificate of Amendment to the Certificate of Formation of the Company to reflect such name change.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Amendment. The Second Amended and Restated Limited Liability Company Agreement is hereby amended by deleting Section 2.2 in its entirety and replacing it with the following:

         "Section 2.2. Company Name. The business of the Company shall be conducted under the name of "NTOP Holdings, L.L.C." in the State of Delaware and under such name or such assumed or trade names as the Board of Managers deem necessary or appropriate to comply with the requirements of any other jurisdiction in which the Company may be required to qualify."

         2. Second Amended and Restated Limited Liability Company Agreement. In all other respects, the Second Amended and Restated Limited Liability Company Agreement remains in full force and effect.

         3. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

         4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                       [Signatures on the following page.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                            AT&T CORP.


                                            By:/s/ ROBERT FEIT
                                               ------------------------------
                                               Name:  Robert Feit
                                               Title: General Attorney and
                                                      Assistant Secretary


                                            ITELTECH, LLC


                                            By:/s/ ROBERT FEIT
                                               ------------------------------
                                               Name:  Robert Feit
                                               Title: President


                                            IDT DOMESTIC-UNION, LLC


                                            By:  IDT Domestic Telecom, Inc., its
                                                    Managing Member

                                            By:/s/ MOTTI LICHTENSTEIN
                                               ------------------------------
                                               Name:  Motti Lichtenstein
                                               Title: CEO


                                            IDT CORPORATION


                                            By:/s/ JAMES A. COURTER
                                               ------------------------------
                                               Name:  James A. Courter
                                               Title: Chief Executive Officer
                                                      and Vice Chairman

                                            IDT INVESTMENTS INC.


                                            By:/s/ ANTHONY S. DAVIDSON
                                               ------------------------------
                                               Name:  Anthony S. Davidson
                                               Title: Vice President and CFO


                                            LMC ANIMAL PLANET, INC.


                                            By:/s/ ELIZABETH M. MARKOWSKI
                                               ------------------------------
                                               Name:  Elizabeth M. Markowski
                                               Title: Senior Vice President


                                            LIBERTY MEDIA CORPORATION


                                            By:/s/ ELIZABETH M. MARKOWSKI
                                               ------------------------------
                                               Name:  Elizabeth M. Markowski
                                               Title: Senior Vice President